UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 1, 2018 (February 1, 2018)

Date of Report (Date of earliest event reported)

CommissionFile Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
333-90553	MIDAMERICAN FUNDING, LLC (An Iowa Limited Liability Company) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	47-0819200

333-15387	MIDAMERICAN ENERGY COMPANY (An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	42-1425214

(515) 242-4300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On February 1, 2018, MidAmerican Energy Company (the “Company”) issued $700,000,000 principal amount of the Company’s 3.65% First Mortgage Bonds due 2048 (the “First Mortgage Bonds”). The First Mortgage Bonds were offered and sold pursuant to the provisions of an underwriting agreement (the “Underwriting Agreement”) among the Company, Barclays Capital Inc., BNP Paribas Securities Corp., Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives for several underwriters (collectively, the “Underwriters”) dated as of January 29, 2018. The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the First Mortgage Bonds. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The First Mortgage Bonds were issued pursuant to the Indenture dated as of September 9, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the First Supplemental Indenture dated as of September 19, 2013, and as supplemented by the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) dated as of February 1, 2018.

The First Mortgage Bonds are secured by a first mortgage lien on substantially all of the Company’s electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances, created by a Mortgage, Security Agreement, Fixture Filing and Financing Statement dated as of September 9, 2013, from the Company to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, as may be amended or supplemented from time to time.

The First Mortgage Bonds are secured equally and ratably with the Company’s currently outstanding senior notes as required by the terms of the indentures under which such senior notes were issued, and with all of the Company’s other first mortgage bonds from time to time outstanding. The Company intends to use an amount equal to the net proceeds of the First Mortgage Bonds to finance capital expenditures, disbursed during the period from February 2, 2017 to October 31, 2017, with respect to investments in the Company’s 2,000 megawatt (nameplate capacity) Wind XI project and the repowering of certain of the Company’s existing wind facilities, which were previously financed with the Company’s general funds.

The First Mortgage Bonds will be redeemable prior to maturity, under the terms and conditions set forth in the Seventh Supplemental Indenture.

The descriptions of the Underwriting Agreement, the Seventh Supplemental Indenture and the First Mortgage Bonds are qualified in their entirety by reference to the Underwriting Agreement, the Seventh Supplemental Indenture and the specimen global certificate evidencing the First Mortgage Bonds, copies of which are filed as exhibits to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 29, 2018

4.1	Seventh Supplemental Indenture, dated as of February 1, 2018

4.2	Specimen of the 3.65% First Mortgage Bonds due 2048

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Paul J. Leighton, Esq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018

MIDAMERICAN FUNDING, LLC

MIDAMERICAN ENERGY COMPANY

(Registrant)

/s/ Paul J. Leighton

Paul J. Leighton

Vice President and Secretary of MidAmerican Funding, LLC and

Vice President, Secretary and Assistant General Counsel

of MidAmerican Energy Company

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